UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2007

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24757	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 N.E. 8th Street, Suite 1400, Bellevue, WA 98004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425)-749-3600

Copies to:
Richard A. Friedman, Esq.
Eric A. Pinero, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K of eMagin Corporation (the “Company”) dated as of March 7, 2007, on March 1, 2007, the Company received notice from the American Stock Exchange (the “AMEX”) indicating that the AMEX will initiate the delisting process with respect to the Company’s common stock and will suspend trading on March 12, 2007, in accordance with Part 12 of the AMEX Company Guide.

Due to the foregoing, on March 9, 2007, the Company entered into an Allonge (the “Allonge”) to the 6% Senior Secured Convertible Notes Due 2007-2008 of the Company dated as of July 21, 2006 (the “Notes”) with the holders of the Notes owning a majority-in-interest of the outstanding principal amount in order for the Company to amend the Notes to avoid the triggering of a repurchase event and an event of default due to the delisting of the Company’s common stock from the AMEX. The Allonge with the majority holders operates as an amendment to the Notes with respect to all of the holders pursuant to the terms of the Notes.

Specifically, the Company and the majority holders agreed to expand upon a portion of the definition of a repurchase event and an event of default, each of which would have been triggered upon the delisting of the Company’s common stock from the AMEX and would have required the Company to repay all outstanding principal and accrued and unpaid interest thereon, to include the Over-the-Counter Bulletin Board, the Pink Sheets, LLC or any similar organization. In addition, the Company and the majority holders agreed to amend another portion of the definition of an event of default under the Notes due to a breach of certain covenants set forth the Note Purchase Agreements dated as of July 21, 2006 which would have been triggered upon the delisting of the Company’s common stock from the AMEX.

Item 8.01 Other Events.

On March 12, 2007, the Company’s common stock began trading on the Over-the-Counter Bulletin Board under the symbol “EMAN.OB”.

On March 12, 2007, the Company issued a press release announcing the entry into the Allonge and the commencement of trading of the Company’s common stock on the Over-the-Counter Bulletin Board, a copy of which is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01      Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.
Exhibit Number	Description
10.1	Allonge to the 6% Senior Secured Convertible Notes Due 2007-2008 of eMagin Corporation dated as of March 9, 2007.

99.1	Press Release of eMagin Corporation dated as of March 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: March 13, 2007	By:	/s/ K.C. Park
Dr. K.C. Park
Interim Chief Executive Officer